Exhibit 99.1

PRESS RELEASE

Blackbaud Announces Executive Leadership Updates
Kevin Gregoire Appointed Chief Operating Officer, David Benjamin Appointed Chief Commercial Officer and
Tom Davidson Appointed Executive Vice President of Corporations

Charleston, S.C. (July 13, 2022) — Blackbaud, Inc. (NASDAQ: BLKB), the world’s leading cloud software company powering social good, today announced strategic organizational updates to its executive leadership team. Kevin Gregoire has been appointed Chief Operating Officer, David Benjamin has been appointed Chief Commercial Officer and Tom Davidson has been appointed Executive Vice President of Corporations, all effective immediately. These changes will enable the company to place increased emphasis on product and technology innovation, customer focus and sales productivity.
“I am confident these updates to our leadership team will help to streamline our business, increase operational efficiency and advance our goal of becoming even more customer centric,” said Mike Gianoni, president and CEO, Blackbaud. “We believe that these dedicated and talented leaders will be able to make an even greater impact for our customers and our company with this new structure.”
Kevin Gregoire Appointed Chief Operating Officer
Kevin Gregoire will transition to the new role of Executive Vice President, Chief Operating Officer, and will continue to report to CEO Mike Gianoni. Gregoire will oversee product management and innovation, information technology and cybersecurity, as well as customer success and retention. Bringing each of these functions under one leader will ensure consistency in Blackbaud’s approach to customer experience.
Gregoire joined Blackbaud in 2018, bringing more than 20 years of leadership experience in the technology industry after his service in the U.S. Army Corps of Engineers. In just over four years at Blackbaud, Gregoire has demonstrated significant impact, growing the company’s payments business and increasing sales productivity. He has also overseen the company’s transformation of its customer success team and the formation of a strategic customer retention team, both of which have been critical to delivering an improved experience for customers.
David Benjamin Appointed Chief Commercial Officer
David Benjamin will transition to the new role of Executive Vice President, Chief Commercial Officer, and will continue to report to CEO Mike Gianoni. Benjamin will continue to oversee the International Markets Group, including oversight of JustGiving, in addition to now managing the U.S. Market Group. This change will further streamline and simplify the company’s go-to-market efforts to help maximize outcomes as a global company.
Prior to joining Blackbaud in 2018, Benjamin spent two decades leading sales and commercial teams in multiple regions around the world. At Blackbaud, he has transformed the performance of international markets, growing sales bookings annually and improving retention.
Tom Davidson Appointed Executive Vice President of Corporations
Tom Davidson will transition to the role of Executive Vice President of Corporations, to further align the power of the EVERFI® and YourCause® businesses. He will continue to report to CEO Mike Gianoni. A 20-year pioneer in the education technology and impact space, Davidson raised more than $250 million in venture capital from the world’s leading institutions and tech giants to build the first technology-enabled financial education network in EVERFI.

PRESS RELEASE
Davidson’s success in growing EVERFI from a startup to a global organization serving more than 2,000 customers—including many Fortune 500 corporations and financial institutions—speaks to his ability to partner with corporations in managing their corporate social responsibility (CSR) and environmental, social and governance (ESG) initiatives. Davidson’s deep understanding of the corporation space makes him well suited to work closely with the YourCause team to serve corporate customers.
Learn more about Blackbaud’s full executive leadership team here.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.